UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 7, 2007

Infe - Human Resources, Inc.

______________________________________________________________________________

(Exact name of registrant as specified in its chapter)

NEVADA

000-27347

     58-2534003

__________________________________________________________________________________________

(State or other jurisdiction of incorporation)

(Commission File Number)

 (IRS Employer Identification No.)

67 Wall Street, 22nd Floor,  New York, NY                 10005-3198

______________________________________________________________________________

(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (212) 246-2916

______________________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

   The following sets forth certain sales of unregistered securities since the Company's last periodic report. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D.

On May 8, 2007, the Board of Directors approved the issuance of 50,000 shares of its Series B Preferred Stock to Arthur Viola, the Chief Executive Officer, director and 10% shareholder for services rendered.  The Company valued the Preferred Stock at $50,000.  This issuance was intended to be exempt from registration under section 4(2) of the Securities Act of 1933.

Item 3.03

Material Modification to Rights of Security Holders

On May 7, 2007, the Company filed Certificate of Designation, Preferences and Rights of Series B Preferred Stock with the state of Nevada, which certificate designates 50,000 shares as Series B Preferred Stock.

Each share of series A convertible preferred stock entitles the holder thereof to 500 votes on all matters and the right to convert each share into 500 shares of common stock.

Item 9.01.        Financial Statements and Exhibits.

----------        ----------------------------------

     (d)  Exhibits. The following exhibits are being furnished herewith:

3.01

Certificate of Designation, Preferences and Rights of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infe-Human Resources, Inc.

Date: May 9, 2007

By: /s/  Arthur Viola

------------------------------

Name:    Arthur Viola

Title:   Chief Executive Officer,

Sole Director and Principal

 Financial Officer